EXHIBIT 99.1

Medina Coffee, Inc.

P.O. Box 741

Bellevue, WA 98009

425-453-0355

NEWS RELEASE         06-15-04

To be released on: 6-16-04

Mr. Miller has entered into an agreement with Halter Financial Group, Inc. a Texas corporation, to sell 587,754 restricted common shares of Medina which represents 51% of the issued and outstanding share capital of Medina.

In conjunction with the foregoing, Mr. Miller has resigned as a director and officer of Medina and Mr. Timothy Halter has been appointed as a director.

/s/ Harry Miller

Mr. Harry Miller, President